Exhibit 99.1

News Release

Stacy Roughan

Director, Investor Relations

DineEquity, Inc.

818-637-3632

DineEquity, Inc. Appoints Randi Val Morrison as Secretary & General Counsel

GLENDALE, Calif., July 27, 2009 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, announced the appointment of Randi Val Morrison as senior vice president, legal, secretary & general counsel effective today. Ms. Morrison succeeds Mark Weisberger who will resign from the Company effective July 31, 2009 to pursue other opportunities.

Ms. Morrison served as senior vice president, general counsel & secretary of CSK Auto Corporation, a nationwide retailer of automobile parts and accessories, prior to its 2008 acquisition by O’Reilly Automotive, Inc. At CSK, Ms. Morrison managed the Company’s Legal Department and served as secretary to the Board of Directors. Her experience at CSK included all aspects of corporate governance; compliance matters including those relative to the Securities and Exchange Commission, the New York Stock Exchange and state regulatory issues; compensation and benefits; financing and capital raising; and supervision and management of the risk management, internal audit, and investor relations functions. Previously, she served on the in-house legal teams at Venture Stores, Inc. and Del Webb Corporation, where her practice focused on contracts and real property acquisition, development and construction matters.

In her new position, Ms. Morrison will manage the legal affairs for DineEquity and the Company’s wholly-owned Applebee’s and IHOP business units. In this role, she will be responsible for matters relating to corporate governance, public company compliance, employment and risk management, as well as acting in partnership with the Applebee’s and IHOP leadership teams, employees and franchisees to support strategic brand initiatives. Ms. Morrison joins the senior executive team and will report to Julia A. Stewart, chairman and chief executive officer of DineEquity.

Julia Stewart said, “Mark Weisberger has made substantial contributions to the Company over his 15 years of service and we wish him continued success as he embarks on the next chapter in his life. We are fortunate to have identified an outstanding successor with nearly 20 years of leadership and management experience in legal departments at public companies. Randi brings to DineEquity not only a wealth of knowledge about the law, but extensive experience in matters that are directly relevant to DineEquity. She will be a valuable asset to our team.”

Ms. Morrison holds a Bachelor of Arts in Political Science from Washington University and a Juris Doctorate from Washington University School of Law.

DineEquity, Inc.

450 North Brand Blvd., 7th floor

Glendale, California 91203-4415

866.995.DINE

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With nearly 3,400 restaurants combined, DineEquity is the largest full-service restaurant company in the world. For more information on DineEquity, visit the Company’s website located at www.dineequity.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve known and unknown risks, uncertainties and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, which may cause the actual results to be materially different than those expressed or implied in such statements. These statements may be identified by their use of forward looking terminology such as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.